Exhibit 99.1

NATIONAL INDIAN GAMING COMISSION

NOTICE OF VIOLATION

NOV-08-20

TO:                    The Honorable Maurice A. John, Sr., President

Agent for Service of Process

Seneca Nation of Indians

P.O. Box 231

Salamanca, New York 14779

FAX: (716) 945-1565

Klint Nephew, Chairman

Seneca Gaming Authority

P.O. Box 845

Niagara Falls, New York 14302

Fax: (716) 299-1247

1.               Notification of Violation

On July 8, 2008, in Citizens Against Casino Gambling in Erie County v. Hogen, 2008 U.S. Dist. LEXIS 52395 (W.D.N.Y. 2008) (CACGEC), Judge William M.Skretny held the Seneca Nation’s (Respondent or Nation) Buffalo parcel is restricted fee land, as it was purchased, and became such, in accordance with the Seneca Nation Settlement Act of 1990 (SNSA), 25 U.S.C. § 1774f. Id. 98. The Court also ruled that “Chairman Hogen’s conclusion that Congress intended the section 20 prohibition to apply to all after-acquired land is a permissible construction of the statute.” Id. at 103. Finally, the Court held that the Seneca Nation’s Buffalo Parcel (Parcel), upon which the Seneca Buffalo Creek Casino resides, is ineligible for gaming because it fails to satisfy the settlement of a land claim exception of § 2719(b)(1)(B)(i). Id. at 117. Accordingly, Judge Skretny vacated the National Indian Gaming Commission Chairman’s (Chairman) approval of the Nation’s site-specific Class III gaming ordinance.

On August 26, 2008, Judge Skretny directed “the NIGC and its Chairman . . to comply forthwith with Congress’s mandate as set forth in 25 U.S.C. § 2713(a)(3), and with NIGC regulations.” CACGEC v. Hogen, No. 07-CV-0451S, p. 20 (W.D.N.Y. August 26, 2008) (Decision and Order). Further, “[u]pon issuance of the notice(s) of violation, the Chairman is directed to take such action as is consistent with the Court’s July 8, 2008 Decision, the IGRA’s mandates and intent, and NIGC regulations.” Id. at 20. In compliance with the district court’s order to act forthwith, the Chairman hereby gives notice, consistent with the district court’s order, that the Nation, located in Salamanca, New York, has violated IGRA by operating a Class III gaming operation without an approved Class III gaming ordinance and by gaming on Indian Lands ineligible for gaming.

2.          Authority

Under the Indian Gaming Regulatory Act (IGRA) and NIGC regulations, the Chairman may issue a Notice of Violation (NOV) to any person for violation of any provision of the IGRA, NIGC regulations, or any provision of a tribal gaming ordinance or resolution approved by the Chairman. 25 U.S.C. § 2713; 25 C.F.R.§ 573.3.

3.          Applicable Federal Laws and Regulations

A.           IGRA requires that a tribe have an approved gaming ordinance prior to conducting Class III gaming. 25 U.S.C. § 2710(d)(1)(A).

B.             NIGC regulations provide that it is a substantial violation of IGRA to operate a gaming operation for business without a tribal ordinance approved by the Chairman. 25 C.F.R. § 573.6(a)(3).

C.             NIGC regulations define “gaming operation” as “each economic entity that is licensed by a tribe, operates the games, receives the revenues, issues the prizes and pays the expenses.” 25 C.F.R. § 502.10.

D.            IGRA requires that Class II and Class III gaming occur on Indian lands as defined by the statute. 25 U.S.C. § 2710(b)(1), (d)(1).

E.              IGRA defines Indian lands as (A) all lands within the limits of any Indian reservation and (B) any lands title to which is either held in trust by the United States for the benefit of any Indian tribe or individual or held by any Indian tribe or individual subject to restriction by the United States against alienation and over which an Indian tribe exercised governmental power. 25 U.S.C. § 2703(4).

F.              NIGC regulations define Indian lands as (a) land within the limits of an Indian reservation; or (b) land over which an Indian tribe exercises governmental power and that is either (1) held in trust by the United States for the benefit of any Indian tribe or individual; or (2) held by an Indian tribe or individual subject to restriction by the United States against alienation. 25 C.F.R. § 502.12

G.             IGRA generally prohibits gaming on lands acquired by the Secretary in trust for the benefit of an Indian tribe after October 17, 1988 unless:

(1)          such lands are located within or contiguous to the boundaries if the reservation of the Indian tribe on October 17, 1988; or

(2)          the Indian tribe has no reservation on October 17, 1988, and

(A) such lands are located in Oklahoma and

  (i)       are within the boundaries of the Indian tribe’s former reservation, as defined by the Secretary, or

  (ii)    are contiguous to other land held in trust or restricted status by the United States for the Indian tribe in Oklahoma; or

(B) such lands are located in a State other than Oklahoma and are within the Indian tribe’s last recognized reservation within the State or States within which such Indian tribe is presently located. 25 U.S.C. § 2719(a).

H.            There are exceptions to the general prohibition against gaming on trust lands acquired after October 17, 1988, including when lands are taken into trust as part of a settlement of a land claim. 25 U.S.C. § 2719(b)(1)(B)(i).

4.               Circumstances of the Violation

A.           Respondent is a federally recognized Indian Tribe with tribal headquarters in Salamanca, New York.

B.             The Nation operated and continues to operate its gaming facility, Seneca Buffalo Creek Casino, located in Buffalo, New York, during all or part of 2007-2008. The Seneca Buffalo Creek Casino is located at 1 Fulton Street, Buffalo, New York 14204, on land that the Nation purchased pursuant to the Seneca Nation Settlement Act of 1990, 25 U.S.C. §§ 1774 et seq., and that qualifies as restricted fee land (the Buffalo Parcel).

C.             On March 19, 1994, the Nation enacted its initial Class II gaming ordinance, which was approved by the NIGC on September 16, 1994.

D.            On November 16, 2002, the Nation amended its ordinance to allow Class III gaming. The NIGC Chairman approved the ordinance on November 26, 2002.

E.              On January 3, 2006, the Citizens Against Casino Gambling in Erie County filed a lawsuit against the Secretary of Interior, the Department of the Interior, the NIGC Chairman, and the NIGC, claiming in part that the Chairman’s approval of the Nation’s 2002 ordinance was arbitrary and capricious.

F.              As a result of the 2006 lawsuit, on January 12, 2007, Judge Skretny, of the United States District Court for the Western District of New York, vacated the Chairman’s approval of the 2002 ordinance and remanded it to the Chairman.

G.             Before the Chairman could reconsider his approval of the 2002 ordinance, the Nation enacted an amended Seneca Nation of Indians Class III Gaming Ordinance on June 9, 2007, and submitted it to the NIGC Chairman for his approval. The amended ordinance was site-specific, defining Indian lands as land that included a legal description of the Buffalo Parcel.

H.            The NIGC Chairman approved the 2007 site-specific ordinance on July 2, 2007. As part of the approval, the Chairman determined that the Nation’s restricted fee Buffalo parcel constitutes Indian lands, that IGRA’s § 2719 prohibition applies generally to restricted fee land, and that the Nation’s restricted fee Buffalo Parcel qualified for the settlement of a land claim exception to the § 2719 prohibition.

I.                 On July 12, 2007, Citizens Against Casino Gambling in Erie County filed another lawsuit in U.S. District Court for the Western District of New York challenging the Chairman’s approval of the site-specific amended ordinance.

J.                As a result of that lawsuit, Judge Skretny vacated the Chairman’s approval of the 2007 site-specific ordinance on July 8, 2008.

K.            In his July 8, 2008 decision, Judge Skretny found that “Chairman Hogen’s conclusion that Congress intended the section 20 prohibition to apply to all after-acquired land is a permissible construction of the statute,” CACGEC at 103, but held that the settlement of a land claim exception found in 25 U.S.C. § 2719(b)(1)(B)(i) does not apply to the Buffalo Parcel. Id. at 117. Thus, although the Judge determined that the Parcel constituted Indian lands, he concluded that such lands were ineligible for gaming, because they are lands acquired after October 17, 1988, and the settlement of a land claim exception does not apply to them.

L.              On July 17, 2008, the Nation submitted yet another amended site-specific ordinance to the NIGC. Like the 2007 ordinance, the 2008 ordinance includes a description of the Nation’s restricted fee property in Buffalo, New York.

M.         Since the NIGC Chairman approved the Nation’s 2007 ordinance and set forth the argument in CACGEC that 25 U.S.C. § 2719 applies to restricted fee land, the Department of the Interior changed its position on § 2719’s applicability to restricted fee land. In the preamble to its new regulation, the Department of the Interior asserts that § 2719 applies only to land taken into trust after 1988, and does not apply to restricted fee land.

N.            In CACGEC, the district court held that the Nation’s Buffalo parcel does not qualify for the settlement of a land claim exception to § 2719. Although the NIGC disagrees with the district court’s interpretation of the settlement of a land claim exception in section 2719, we are at the current time bound by the district court’s ruling as to this particular land parcel absent reconsideration by the district court or reversal on any appeal.

O.            The district court also ruled in CACGEC that NIGC’s interpretation of 25 U.S.C. § 2719 as applying to restricted fee land, as well as trust land, “is a permissible construction of the statute.” CACGEC at 103.

P.              IGRA requires the NIGC Chairman to either disapprove or approve an ordinance within 90 days of submission or else the ordinance is deemed approved. 25 U.S.C. § 2710(e).

Q.            The Chairman must take action on the Nation’s 2008 site-specific ordinance by October 15, 2008, or else the ordinance will become approved by operation of law. In reviewing that ordinance, the Chairman will have the opportunity in light of the Department of the Interior’s new regulation to review his prior decision that the Section 2719 prohibition applies to after-acquired restricted fee as well as trust lands.

R.             Regardless of possible next steps regarding the review and approval or disapproval or deemed approved status of the Nation’s 2008 site-specific ordinance, because the approval of the 2007 site-specific ordinance was vacated, at this point in time, the Nation has no approved Class III ordinance.

S.              IGRA requires that a tribe have an approved Class III gaming ordinance to operate a Class III gaming operation. 25 U.S.C. § 2710 (b)(1), (d)(1)(A).

T.             IGRA further requires that a gaming operation be conducted on Indian lands as defined by the Act. In this regard, IGRA contains a general prohibition against gaming on trust lands acquired after October 17, 1988. For such after-acquired lands to be eligible for gaming, they must satisfy an exception to the general prohibition. The Nation’s restricted fee lands in Buffalo, New York (the Buffalo Parcel), were acquired after October 17, 1988.

U.            As a consequence of the July 8, 2008 decision issued by Judge Skretny, the Tribe is currently in violation of IGRA and NIGC regulations by operating a Class III gaming operation without an approved Class III gaming ordinance and operating a gaming operation on Indian lands ineligible for gaming under 25 U.S.C. § 2719.

V.   This Notice of Violation is the result of litigation that is on-going and the district court’s July 8, 2008 Decision and Order is not yet a final, unappealable order. Nonetheless, at this time, the Nation is currently in violation of IGRA, although the Chairman may determine that the situation has changed at the conclusion of the CACGEC v. Hogen litigation or if the Nation’s 2008 site-specific ordinance is approved.

5.               Measures Required to Correct the Violation

In order to correct the ongoing violation under the district court decision, the Nation can close its Buffalo, New York gaming facility within 5 days of service of this Notice of Violation.

6.               Modification of Notice of Violation

If any of the following occur, the NIGC Chairman may modify the measures required to correct in the Notice of Violation:

i.                                          Approval of a new ordinance authorizing Class III gaming on the Buffalo Parcel; or

ii.                                       The district court’s July 8 Decision and Order is reversed or stayed by the district court, stayed by an appellate court, or reversed on appeal.

7.               Temporary Closure

The violation cited above may result in the issuance of a temporary closure order. Under 25 U.S.C. § 2713(b)(1) and 25 C.F.R. § 573.6, conducting Class III gaming without an approved ordinance and failure to comply with this Notice of Violation for operating on lands ineligible for gaming under IGRA within the time permitted in this Notice of Violation may result in the closure of the gaming facility on the Buffalo Parcel.

8.               Fine-Submission of Information

The violation cited above may result in the assessment of a civil fine against Respondent in an amount not to exceed $25,000 per violation per day. Under 25 C.F.R. § 575.5(a), Respondent may submit written information about the violation to the Chairman within fifteen (15) days after service of this notice of violation (or such longer period as the Chairman may grant for good cause). The Chairman shall consider any information submitted in determining the facts surrounding the violation and the amount of the civil fine, if any.

9.               Appeal

Within thirty (30) days after service of this Notice of Violation, Respondent may appeal to the full Commission under 25 C.F.R. Part 577 by submitting a notice of appeal and may request for hearing to the National Indian Gaming Commission, 1441 L Street NW, Ninth Floor, Washington, DC 20005. Respondent has a right to assistance of counsel in such an appeal. A notice of appeal must reference this Notice of Violation.

Within ten (10) days after filing a notice of appeal, Respondent must file with the Commission a supplemental statement that states with particularity the relief desired and the grounds therefore and that includes, when available, supporting evidence in the form of affidavits. If Respondent wishes to present oral testimony or witnesses at the hearing, Respondent must include a request to do so with the supplemental statement. The request to present oral testimony or witnesses must specify the names of proposed witnesses and the general nature of their expected testimony, whether a closed hearing is requested and why. Respondent may waive its right to an oral hearing and instead elect to have the matter determined by the Commission solely on the basis of written submissions.

Dated this 3rd of September, 2008

/s/ Philip N. Hogen
PHILIP N. HOGEN
Chairman

/s/ Michael Hoenig
Michael Hoenig
Staff Attorney

Certificate of Service

I certify that this Notice of Violation was sent by facsimile transmission and certified U.S. mail, return receipt requested, on this 3rd day of September, 2008 to:

The Honorable Maurice A. John, Sr., President

Agent for Service of Process

Seneca Nation of Indians

P.O. Box 231

Salamanca, New York 14779

FAX: (716) 945-1565

Klint Nephew, Chairman

Seneca Gaming Authority

P.O. Box 845

Niagara Falls, New York 14302

Fax: (716) 299-1247

/s/ Tim Osumi
Tim Osumi